                                                                   EXHIBIT 2.1.2

             FILED
      BY THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          NOV 20 1997
         NO. C2343-97

       /s/ JEAN HELLER
-------------------------------
JEAN HELLER, SECRETARY OF STATE


                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION

                                       OF

                      AMERICAN DIVERSIFIED HOLDINGS, INC.


Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:


FIRST:    The name of the Corporation is: American Diversified Holdings, Inc.

SECOND:   The Board of Directors of the Corporation duly adopted the following resolutions on June 16, 1997:

          RESOLVED, that it is advisable in the judgment of the Board of Directors of the Corporation that number of authorized shares be increased, and that, in order to accomplish the same, Article third the Articles of Incorporation be amended to read as follows:

          "THIRD: The corporation is authorized to issue two classes of common stock, to be designated as "voting" and "non-voting" and one class of non-voting preferred shares. The total number of voting shares authorized is 11,000,000, all of which are without nominal or par value, and are designated as Voting Common Stock. The total number of non-voting shares authorized is 1,000,000, all of which are without nominal or par value, and are designated as Non-Voting Common Stock. The total number of preferred non-voting shares is 15,000,000, all of which are with one dollar par value, and are designated as "Non-Voting Preferred Stock."

          FURTHER RESOLVED, that a special meeting of stockholders having voting power be and it is hereby called and that notice be given in the manner prescribed by the Bylaws of the Corporation and by Nevada Revised Statutes, Title 78, Chapter 78, unless the said stockholders shall waive the notice of meeting in writing or unless all of said stockholders shall dispense with the holding of a meeting and shall take action upon the proposed amendments by a consent in writing signed by them; and

          FURTHER RESOLVED, that in the event the said stockholders shall adopt the aforesaid proposed amendments by a vote in favor thereof by at least a majority of the voting power or by a written consent in favor thereof signed by all of them without a meeting, the Corporation is hereby authorized to make by the hands of its President or a Vice President and by its Secretary or an Assistant Secretary a certificate setting forth the said amendments and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78.

THIRD:    The total number of outstanding shares having voting power of the corporation is 1,000,000, and the total number of votes entitled to be cast by the holders of all of said outstanding shares is 1,000,000.

FOURTH:   The holders of all of the aforesaid total number of outstanding shares having voting power, to wit, shares, dispensed with the holding of a meeting of stockholders and adopted the amendments herein certified by a consent in writing signed by all of them in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.

                              AMERICAN DIVERSIFIED

Signed on June 16, 1997

                                             AMERICAN DIVERSIFIED HOLDINGS, INC.


                                             By:     /s/ Peter Hartmann
                                                -------------------------------
                                                Peter Hartmann, President


                                                     /s/ Torsten Dittrich
                                                -------------------------------
                                                Torsten Dittrich, Secretary

STATE OF CALIFORNIA    )
                       ) SS:
COUNTY OF SAN DIEGO    )

On September 15, 1997, personally appeared before me, a Notary Public, for the State and County aforesaid, Peter Hartmann, as President of AMERICAN DIVERSIFIED HOLDINGS, INC., who acknowledged that he executed the above instrument.


/s/ Peter Hartmann


Subscribed and sworn to before me this              /s/ Lydia O. San Jose
15th day of September, 1997                     -------------------------------
                                                Notary Public
    /s/ Lydia O. San Jose
-------------------------------
Notary Public to and for the
    County of San Diego,
    State of California


        Notarial Seal

-----------------------------
     LYDIA O. SAN JOSE
      COMM. #1087783
 NOTARY PUBLIC CALIFORNIA
     SAN DIEGO COUNTY
        [ILLEGIBLE]
-----------------------------

                              AMERICAN DIVERSIFIED


Signed on June 16, 1997



                                   AMERICAN DIVERSIFIED HOLDINGS, INC.

                                   By: /s/ PETER HARTMANN
                                   ------------------------------------
                                   Peter Hartmann, President


                                    /s/ TORSTEN DITTRICH
                                    ------------------------------------
                                    Torsten Dittrich, Secretary



On September 11, 1997, personally appeared before me, Notary in Berlin, Federal Republic of Germany, Torsten Dittrich, as Secretary of AMERICAN DIVERSIFIED HOLDINGS, INC., who acknowledged that he executed the above instrument.



                                              [SIG]
                                       ------------------------------------
                                       Notary




[Notarial Seal]

                              AMERICAN DIVERSIFIED


Signed on June 16, 1997



                                   AMERICAN DIVERSIFIED HOLDINGS, INC.

                                   By: /s/ PETER HARTMANN
                                   ------------------------------------
                                   Peter Hartmann, President


                                    /s/ TORSTEN DITTRICH
                                    ------------------------------------
                                    Torsten Dittrich, Secretary



On September 11, 1997, personally appeared before me, Notary in Berlin, Federal Republic of Germany, Torsten Dittrich, as Secretary of AMERICAN DIVERSIFIED HOLDINGS, INC., who acknowledged that he executed the above instrument.



                                                  [SIG]
                                       ------------------------------------
                                       Notary




[Notarial Seal]